Exhibit 99.1

Horizon Technology Finance Conforms Ex-Dividend Dates for

Monthly Distributions Payable in October, November and December 2017

FARMINGTON, Conn., August 24, 2017 – Horizon Technology Finance Corporation (NASDAQ: HRZN) (“Horizon”) (“Company”), a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and cleantech industries, previously announced that its Board of Directors declared monthly distributions of $0.10 per share for each of October, November and December 2017. The previously announced ex-dividend dates for the October 16, 2017, November 15, 2017 and December 15, 2017 distribution payment dates did not conform to Nasdaq Rule 11140(b)(1) which shortens the period between the ex-dividend date and the record date to shorten payment settlement cycles as part of a securities industry initiative. The corrected ex-dividend dates for the distributions payable in the fourth quarter of 2017 are set forth in the table below for all of the monthly distributions declared on July 28, 2017.

Monthly Distributions Declared in Third Quarter 2017

Declared	Ex-Dividend Date	Record Date	Payment Date	Amount Per Share
July 28, 2017	September 19, 2017	September 20, 2017	October 16, 2017	$0.10
July 28, 2017	October 18, 2017	October 19, 2017	November 15, 2017	$0.10
July 28, 2017	November 17, 2017	November 20, 2017	December 15, 2017	$0.10
	Total:			$0.30

When declaring distributions, the Horizon board of directors reviews estimates of taxable income available for distribution, which may differ from consolidated net income under generally accepted accounting principles due to (i) changes in unrealized appreciation and depreciation, (ii) temporary and permanent differences in income and expense recognition, and (iii) the amount of spillover income carried over from a given year for distribution in the following year. The final determination of taxable income for each tax year, as well as the tax attributes for distributions in such tax year, will be made after the close of the tax year.

Horizon maintains a “Dividend Reinvestment Plan” (“DRIP”) that provides for the reinvestment of distributions on behalf of its stockholders, unless a stockholder has elected to receive distributions in cash. As a result, if Horizon declares a distribution, its stockholders who have not "opted out" of the DRIP by the distribution record date will have their distribution automatically reinvested into additional shares of Horizon’s common stock. Horizon has the option to satisfy the share requirements of the DRIP through the issuance of new shares of common stock or through open market purchases of common stock by the DRIP plan administrator. Newly-issued shares will be valued based upon the final closing price of Horizon’s common stock on a specified valuation date for each distribution as determined by Horizon’s board of directors. Shares purchased in the open market to satisfy the DRIP requirements will be valued based upon the average price of the applicable shares purchased by the DRIP plan administrator, before any associated brokerage or other costs, which are borne by Horizon.

About Horizon Technology Finance

Horizon Technology Finance Corporation is a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and cleantech industries. The investment objective of Horizon is to maximize its investment portfolio's return by generating current income from the debt investments it makes and capital appreciation from the warrants it receives when making such debt investments. Headquartered in Farmington, Connecticut, Horizon has regional offices in Pleasanton, California, Reston, Virginia and Boston, Massachusetts. Horizon's common stock trades on the NASDAQ Global Select Market under the ticker symbol “HRZN”. To learn more, please visit www.horizontechfinance.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Horizon undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts:

Horizon Technology Finance	Investor Relations and Media Contacts:
Daniel R. Trolio	The IGB Group
Chief Financial Officer	Scott Eckstein / Leon Berman
(860) 674-9977	(212) 477-8261 / (212) 477-8438
dtrolio@horizontechfinance.com	seckstein@igbir.com / lberman@igbir.com